Exhibit 10.1

AMENDMENT # 6 TO
AGREEMENT AMONG THE ATTORNEY GENERAL OF THE STATE OF
NEW YORK, THE SUPERINTENDENT OF INSURANCE OF THE STATE OF
NEW YORK, THE ATTORNEY GENERAL OF THE STATE OF
CONNECTICUT, THE ILLINOIS ATTORNEY GENERAL, THE DIRECTOR OF
THE DIVISION OF INSURANCE, ILLINOIS DEPARTMENT OF FINANCIAL
AND PROFESSIONAL REGULATION, AND AON CORPORATION AND ITS
SUBSIDIARIES AND AFFILIATES (COLLECTIVELY “Aon”) DATED MARCH
4, 2005 (hereinafter, the “Settlement Agreement”)

WHEREAS, the parties recognize that Aon from time to time has competitive interests in acquiring brokerage companies; and

WHEREAS, the parties recognize that most of these brokerage companies continue to accept forms of Compensation prohibited by the Settlement Agreement; and

WHEREAS, the parties have agreed that permitting Aon to make such acquisitions will enable Aon to transition the regional and local brokerage companies from their current Compensation practices to the transparent, clear, and conflict-free Compensation practices agreed in this Settlement Agreement is in the best interests of insurance consumers; and

WHEREAS, the parties have agreed to amend the Settlement Agreement to permit Aon to phase-out prohibited Compensation from acquired entities over an orderly and efficient period, consistent with the terms and conditions of this Amendment;

NOW, THEREFORE, the parties hereby agree that the Settlement Agreement shall be clarified and amended as follows:

1.                                       Paragraph 8 of the Settlement Agreement is hereby amended, such that the first and second sentences shall be amended to read as follows:

“Subject to Paragraph 10.2, in connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Aon shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; a specific fee for service(s) to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of fee and commission. Aon shall accept no such commissions or fees unless, before the binding of any such policy, or provision of any such service: (a) Aon in plain, unambiguous written language fully discloses such commissions or fees in either dollars or percentage amounts, and the specific nature of each service for which fees are to be received; and (b) the U.S. client consents in writing.”

2.                                       Paragraph 10 shall be renumbered 10.1.

3.                                       A new Paragraph 10.2 shall be inserted into the Settlement Agreement reading:

“Notwithstanding the preceding paragraph, in the event Aon acquires a controlling share in an insurance brokerage firm, partnership or company (“acquired company”) that currently is not prohibited from accepting Contingent Compensation, Aon shall not be in violation of this Settlement Agreement if Aon (a) transitions the acquired company so that the acquired company no longer accepts Contingent Compensation on business placed on behalf of existing clients no later than three years after the effective date of the acquisition; (b) prohibits the acquired company from accepting Contingent Compensation on (i) any business placed on behalf of existing clients for which the acquired company was not receiving Contingent Compensation on the effective date of the acquisition, and (ii) all business placed on behalf of any new clients produced on and after the effective date of the acquisition; (c) clearly identifies to the acquired company’s existing clients the form and basis of Compensation accepted by the acquired company during the transition period, and gets consent from the U.S. client to keep all Compensation at the first renewal of each policy consistent with the procedures outlined in Paragraph 15; (d) makes the acquired company subject to all of the other Business Reforms agreed in the Settlement Agreement within 180 days of the acquisition, or at the later renewal of each policy if compliance cannot be completed with regard to that policy within the 180 day period; and (e) informs the Illinois Division of Insurance and the New York State Insurance Department of the status of the implementation of Business Reforms every 90 days after the acquisition until all existing clients have renewed or implementation is completed, whichever is sooner. For purposes of this paragraph, “existing client” is an insurance client of the acquired company for which an insurance policy or product produced by the acquired company is in effect on the effective date of the acquisition; “new client” is any client of the acquired company other than an existing client. It is the intention of the parties that the purpose of this Paragraph is to bring any company acquired by Aon into compliance with the Compensation practices agreed to in this Settlement Agreement in as orderly fashion as possible; nothing in this Paragraph shall be used or be construed to otherwise circumvent the requirements of this Settlement Agreement.”

4.                                       A new Paragraph 10.3 shall be inserted into the Settlement Agreement reading:

“If Aon acquires a company, and elects to continue to accept Contingent Compensation during the transition period in accordance with Paragraph 10.2. above, then Aon shall modify its website and all other public pronouncements regarding the Compensation it receives from insurers to clearly disclose (a) that it accepts Contingent Compensation with respect to policies of existing clients of acquired companies during a three-year transition period after the acquisition; and (b) the names and locations, including branch offices, of those acquired companies, together with the respective dates that the transition periods end.

5.                                       Paragraph 15 of the Settlement Agreement is hereby amended by adding the following sentence to the end of the Paragraph:

“To the extent any Contingent Compensation received during the period permitted by Paragraph 10.2 cannot be defined with certainty prior to binding, Aon will describe the methods of determining and the best estimated amount of such compensation in as reasonable detail as possible and will comply with the remaining requirements of this Paragraph.”

6.                                  Other than as amended above, the Settlement Agreement shall remain in full force and effect.

7.                                  All references in the Settlement Agreement shall be deemed to include this Amendment.

8.                                  This Amendment may be executed in counterparts.

WHEREFORE, the following signatures are affixed hereto on this 3rd day of June, 2008.

Honorable Andrew Cuomo	New York State Insurance Department

/s/ Andrew Cuomo	By:	/s/ Robert H. Easton
Attorney General	Robert H. Easton
State of New York	Deputy Superintendent & General Counsel
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 10004

Honorable Richard Blumenthal	People of the State of Illinois

/s/ Richard Blumenthal	/s/ Lisa Madigan
Attorney General of the	by:	Lisa Madigan
State of Connecticut 55 Elm Street		Attorney General of the State of Illinois
Hartford, CT 06171-0120

Department of Financial and Professional

Regulation of the State of Illinois

Dean Martinez, Secretary

Division of Insurance	Aon Corporation

/s/ Michael T. McRaith		/s/ D. Cameron Findlay
by:	Michael T. McRaith	by:	D. Cameron Findlay
Secretary			Executive Vice President and
General Counsel